Exhibit 99

FOR IMMEDIATE RELEASE

March 20, 2012

Cintas Corporation Announces Fiscal 2012 Third Quarter Results

CINCINNATI, March 20, 2012 — Cintas Corporation (Nasdaq:CTAS) today reported results for its third quarter ended February 29, 2012.  Revenue for the third quarter was $1.01 billion, representing a 7.9% increase compared to last year’s third quarter.  Organic growth, which adjusts for the impact of acquisitions and the impact of one additional workday compared to last year’s third quarter, was 5.9%.  Recycled paper prices, which declined rapidly during our second fiscal quarter, remained at a relatively low level and negatively impacted revenue growth in our Document Management segment.  This decline in recycled paper prices negatively impacted consolidated revenue growth by $5.6 million, or 0.6%, compared to last year’s third quarter.

The Company’s third quarter operating income of $137.5 million was a 26.3% improvement as compared to last year’s third quarter.  Net income increased 28.7% to $76.0 million as compared to $59.1 million in last year’s third quarter.  Earnings per diluted share for the third quarter were $0.58, a 41.5% increase over the $0.41 earnings per diluted share reported in last year’s third quarter.  This was the fifth consecutive quarter that operating income and earnings per diluted share grew in excess of 25%.

Scott D. Farmer, Chief Executive Officer, stated, “Our results continue to reflect our focus on selling value and growing our business profitably.  This high quality growth led us to our third quarter operating margin of 13.6%, which is a nice improvement over both last year’s third quarter operating margin of 11.6% and our second quarter operating margin of 13.0%.  Our Rental Uniforms and Ancillary Products operating segment, which accounts for 71% of our consolidated revenue, had an operating margin of 15.6%, an improvement over the 12.9% operating margin from last year’s third quarter.”

Mr. Farmer added, “We continue to be pleased with the performance of all of our businesses and the execution of our game plan by our very talented team of employees, who we call partners.”

The effective tax rates for the third quarter of fiscal 2012 and fiscal 2011 were 37.0% and 38.9%, respectively.  We expect the effective tax rate for the entire 2012 fiscal year to be approximately 37.0%, as compared to 37.1% for the entire 2011 fiscal year.

Mr. Farmer concluded, “As we enter our fourth quarter, we remain confident in our ability to execute our game plan of selling profitable business, managing our cost structure and improving efficiencies through process improvement.  As a result, we are updating our fiscal 2012 guidance with revenue in the range of $4.09 billion to $4.12 billion and earnings per diluted share in the range of $2.24 to $2.27.  This guidance assumes no significant deterioration in the current U.S. economy.”

About Cintas

Headquartered in Cincinnati, Cintas Corporation provides highly specialized services to businesses of all types primarily throughout North America. Cintas designs, manufactures and implements corporate identity uniform programs, and provides entrance mats, restroom supplies, promotional products, first aid, safety, fire protection products and services and document management services for approximately 900,000 businesses. Cintas is a publicly held company traded over the Nasdaq Global Select Market under the symbol CTAS and is a component of the Standard & Poor’s 500 Index.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements.  Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “predicts,” “projects,” “plans,” “expects,” “intends,” “target,” “forecast,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar words, terms and expressions and by the context in which they are used.  Such statements are based upon current expectations of Cintas and speak only as of the date made.  You should not place undue reliance on any forward-looking statement.  We cannot guarantee that any forward-looking statement will be realized.  These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this Press Release.  Factors that might cause such a difference include, but are not limited to, the possibility of greater than anticipated operating costs including energy and fuel costs, lower sales volumes, loss of customers due to outsourcing trends, the performance and costs of integration of acquisitions, fluctuations in costs of materials and labor including increased medical costs, costs and possible effects of union organizing activities, failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety, uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation, the cost, results and ongoing assessment of internal controls for financial reporting required by the Sarbanes-Oxley Act of 2002, disruptions caused by the inaccessibility of computer systems data, the initiation or outcome of litigation, investigations or other proceedings, higher assumed sourcing or distribution costs of products, the disruption of operations from catastrophic or extraordinary events, the amount and timing of repurchases of our common stock, if any, changes in federal and state tax and labor laws, the reactions of competitors in terms of price and service and the finalization of our financial statements for the quarter ended February 29, 2012.  Cintas undertakes no obligation to publicly release any revisions to any forward-looking statements or to otherwise update any forward-looking statements whether as a result of new information or to reflect events, circumstances or any other unanticipated developments arising after the date on which such statements are made.  A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended May 31, 2011 and in our reports on Forms 10-Q and 8-K.  The risks and uncertainties described herein are not the only ones we may face. Additional risks and uncertainties presently not known to us or that we currently believe to be immaterial may also harm our business.

For additional information, contact:

William C. Gale, Sr. Vice President-Finance and Chief Financial Officer — 513-573-4211

J. Michael Hansen, Vice President and Treasurer — 513-701-2079

Cintas Corporation

Consolidated Condensed Statements of Income

(Unaudited)

(In thousands except per share data)

	Three Months Ended
	February 29, 2012	February 28, 2011	% Chng.

Revenue:
Rental uniforms and ancillary products	$721,012	$664,976	8.4
Other services	291,100	272,851	6.7
Total revenue	$1,012,112	$937,827	7.9

Costs and expenses:
Cost of rental uniforms and ancillary products	$409,958	$380,224	7.8
Cost of other services	176,251	165,682	6.4
Selling and administrative expenses	288,367	283,045	1.9

Operating income	$137,536	$108,876	26.3

Interest income	$(373)	$(280)	33.2
Interest expense	17,219	12,520	37.5

Income before income taxes	$120,690	$96,636	24.9
Income taxes	44,655	37,566	18.9
Net income	$76,035	$59,070	28.7

Per share data:
Basic earnings per share	$0.58	$0.41	41.5
Diluted earnings per share	$0.58	$0.41	41.5

Weighted average number of shares outstanding	129,735	145,303
Diluted average number of shares outstanding	129,945	145,303

	Nine Months Ended
	February 29, 2012	February 28, 2011	% Chng.

Revenue:
Rental uniforms and ancillary products	$2,163,224	$1,980,387	9.2
Other services	885,194	817,910	8.2
Total revenue	$3,048,418	$2,798,297	8.9

Costs and expenses:
Cost of rental uniforms and ancillary products	$1,223,611	$1,129,210	8.4
Cost of other services	530,067	492,847	7.6
Selling and administrative expenses	895,945	864,774	3.6

Operating income	$398,795	$311,466	28.0

Interest income	$(1,141)	$(1,252)	-8.9
Interest expense	52,281	36,955	41.5

Income before income taxes	$347,655	$275,763	26.1
Income taxes	128,632	99,550	29.2
Net income	$219,023	$176,213	24.3

Per share data:
Basic earnings per share	$1.67	$1.19	40.3
Diluted earnings per share	$1.67	$1.19	40.3

Weighted average number of shares outstanding	130,261	147,686
Diluted average number of shares outstanding	130,321	147,686

CINTAS CORPORATION SUPPLEMENTAL DATA

	Three Months Ended
	February 29, 2012	February 28, 2011
Rental uniforms and ancillary products gross margin	43.1%	42.8%
Other services gross margin	39.5%	39.3%
Total gross margin	42.1%	41.8%
Net margin	7.5%	6.3%

Depreciation and amortization	$48,060	$48,547
Capital expenditures	$37,884	$54,164

	Nine Months Ended
	February 29, 2012	February 28, 2011
Rental uniforms and ancillary products gross margin	43.4%	43.0%
Other services gross margin	40.1%	39.7%
Total gross margin	42.5%	42.0%
Net margin	7.2%	6.3%

Depreciation and amortization	$145,086	$144,292
Capital expenditures	$117,716	$142,298

Debt / EBITDA	1.9	1.5

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

The press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission.  To supplement its consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides additional measures of operating performance that may be considered non-GAAP financial measures.  The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for future performance.  A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP is shown below.

Management believes organic growth adjusted for the number of workdays allows investors to review our results on a comparable basis.

Three Months Ended
February 29, 2012

Revenue growth	7.9%
Workday adjustment	-1.6%
(65 days in Q3 FY12, 64 days in Q3 FY11)
Acquisition adjustment	-0.4%
Organic growth	5.9%

Computation of Free Cash Flow

	Nine Months Ended
	February 29, 2012	February 28, 2011

Net Cash Provided by Operations	$307,714	$207,955

Capital Expenditures	$(117,716)	$(142,298)

Free Cash Flow	$189,998	$65,657

Note:                   Management uses free cash flow to assess the financial performance of the Company.  Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue, improve and grow business operations.

SUPPLEMENTAL SEGMENT DATA	Rental Uniforms and Ancillary Products	Uniform Direct Sales	First Aid, Safety and Fire Protection	Document Management	Corporate	Total
For the three months ended February 29, 2012
Revenue	$721,012	$109,114	$101,378	$80,608	$—	$1,012,112
Gross margin	$311,054	$33,226	$43,759	$37,864	$—	$425,903
Selling and administrative expenses	$198,583	$18,745	$36,035	$35,004	$—	$288,367
Interest income	$—	$—	$—	$—	$(373)	$(373)
Interest expense	$—	$—	$—	$—	$17,219	$17,219
Income (loss) before income taxes	$112,471	$14,481	$7,724	$2,860	$(16,846)	$120,690

For the three months ended February 28, 2011
Revenue	$664,976	$102,598	$91,195	$79,058	$—	$937,827
Gross margin	$284,752	$30,222	$37,890	$39,057	$—	$391,921
Selling and administrative expenses	$199,194	$17,839	$33,262	$32,750	$—	$283,045
Interest income	$—	$—	$—	$—	$(280)	$(280)
Interest expense	$—	$—	$—	$—	$12,520	$12,520
Income (loss) before income taxes	$85,558	$12,383	$4,628	$6,307	$(12,240)	$96,636

For the nine months ended February 29, 2012
Revenue	$2,163,224	$322,762	$306,808	$255,624	$—	$3,048,418
Gross margin	$939,613	$95,461	$132,346	$127,320	$—	$1,294,740
Selling and administrative expenses	$623,247	$59,331	$107,277	$106,090	$—	$895,945
Interest income	$—	$—	$—	$—	$(1,141)	$(1,141)
Interest expense	$—	$—	$—	$—	$52,281	$52,281
Income (loss) before income taxes	$316,366	$36,130	$25,069	$21,230	$(51,140)	$347,655
Assets	$2,543,951	$422,931	$369,288	$564,383	$352,614	$4,253,167

For the nine months ended February 28, 2011
Revenue	$1,980,387	$310,167	$278,044	$229,699	$—	$2,798,297
Gross margin	$851,177	$92,724	$114,480	$117,859	$—	$1,176,240
Selling and administrative expenses	$609,289	$57,215	$100,967	$97,303	$—	$864,774
Interest income	$—	$—	$—	$—	$(1,252)	$(1,252)
Interest expense	$—	$—	$—	$—	$36,955	$36,955
Income (loss) before income taxes	$241,888	$35,509	$13,513	$20,556	$(35,703)	$275,763
Assets	$2,508,299	$294,238	$358,536	$594,292	$216,705	$3,972,070

Cintas Corporation

Consolidated Balance Sheets

(In thousands except share data)

	February 29, 2012	May 31, 2011
	(Unaudited)
ASSETS

Current assets:
Cash & cash equivalents	$217,983	$438,106
Marketable securities	134,631	87,220
Accounts receivable, net	439,650	429,131
Inventories, net	275,673	249,658
Uniforms and other rental items in service	434,475	393,826
Income taxes, current	37,386	33,542
Deferred tax asset	56,422	45,813
Prepaid expenses and other	29,316	23,481
Total current assets	1,625,536	1,700,777

Property and equipment, at cost, net	944,034	946,218

Goodwill	1,486,465	1,487,882
Service contracts, net	81,666	102,312
Other assets, net	115,466	114,751

	$4,253,167	$4,351,940

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$115,566	$110,279
Accrued compensation and related liabilities	83,007	79,834
Accrued liabilities	224,355	242,691
Long-term debt due within one year	225,633	1,335
Total current liabilities	648,561	434,139

Long-term liabilities:
Long-term debt due after one year	1,059,276	1,284,790
Deferred income taxes	206,047	196,321
Accrued liabilities	142,656	134,041
Total long-term liabilities	1,407,979	1,615,152

Shareholders’ equity:
Preferred stock, no par value:	—	—
100,000 shares authorized, none outstanding
Common stock, no par value:	145,120	135,401
425,000,000 shares authorized
FY12: 173,652,551 issued and 129,742,251 outstanding
FY11: 173,346,180 issued and 137,583,884 outstanding
Paid-in capital	102,201	95,732
Retained earnings	3,403,459	3,255,256
Treasury stock:
FY12: 43,910,300 shares
FY11: 35,762,296 shares	(1,505,229)	(1,242,547)
Other accumulated comprehensive income (loss):
Foreign currency translation	60,871	70,214
Unrealized loss on derivatives	(10,710)	(12,326)
Other	915	919
Total shareholders’ equity	2,196,627	2,302,649

	$4,253,167	$4,351,940

Cintas Corporation

Consolidated Condensed Statements of Cash Flows

(Unaudited)

(In thousands)

	Nine Months Ended
	February 29, 2012	February 28, 2011

Cash flows from operating activities:

Net income	$219,023	$176,213

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	115,566	112,126
Amortization of deferred charges	29,520	32,166
Stock-based compensation	15,023	9,813
Deferred income taxes	(995)	22,524
Change in current assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(11,760)	(32,844)
Inventories, net	(26,958)	(61,620)
Uniforms and other rental items in service	(40,435)	(38,433)
Prepaid expenses and other	(5,977)	(2,418)
Accounts payable	6,372	26,974
Accrued compensation and related liabilities	3,251	241
Accrued liabilities	9,327	(40,663)
Income taxes payable	(4,243)	3,876

Net cash provided by operating activities	307,714	207,955

Cash flows from investing activities:

Capital expenditures	(117,716)	(142,298)
Proceeds from redemption of marketable securities	519,955	137,879
Purchase of marketable securities and investments	(576,404)	(23,174)
Acquisitions of businesses, net of cash acquired	(20,882)	(158,517)
Other	1,853	(2,845)

Net cash used in investing activities	(193,194)	(188,955)

Cash flows from financing activities:

Proceeds from issuance of debt	—	304,781
Repayment of debt	(1,216)	(282,755)
Exercise of stock-based compensation awards	356	—
Dividends paid	(70,820)	(71,812)
Repurchase of common stock	(262,682)	(203,214)
Other	1,390	930

Net cash used in financing activities	(332,972)	(252,070)

Effect of exchange rate changes on cash and cash equivalents	(1,671)	6,520

Net decrease in cash and cash equivalents	(220,123)	(226,550)

Cash and cash equivalents at beginning of period	438,106	411,281

Cash and cash equivalents at end of period	$217,983	$184,731